Exhibit 99.1

Schick Technologies, Inc. First Quarter Earnings Release Scheduled for
August 9, 2005

LONG ISLAND CITY, N.Y., August 4, 2005 — Schick Technologies, Inc. (OTC BB: SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the first quarter ended June 30, 2005, on Tuesday, August 9, 2005, at 8:30a.m.ET, and hold its conference call later that morning commencing at 10:00 a.m. ET.

What: When: Webcast address: Dial-in numbers: Contact:	Schick Technologies First Quarter Earnings Conference Call

Tuesday, August 9, 2005, 10:00 a.m. ET

www.fulldisclosure.com, or www.streetevents.com
www.schicktech.com

888-396-2384 (domestic), passcode # 28748855
or 617-847-8711 (international)

Kevin McGrath, Cameron Associates, 212-245-4577
Kevin@cameronassoc.com

An audio digital replay of the call will be available two hours after the call on August 9, 2005, at approximately 12:00 p.m. ET until August 16, 2005, by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using confirmation code # 12867127. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company’s earnings release, which is expected to be issued on August 9, 2005, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the “Investors” section of Registrant’s web site at www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company’s products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.